Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

9 February 2026 (GMT-5) / 10 February 2026 (HKT)

Matter No.: 999990

Doc Ref: 111588649

(852) 2842 9530

Richard.Hall@conyersdill.com

SOLOWIN HOLDINGS

Room 1910-12A, Tower 3

China Hong Kong City

33 Canton Road, Tsimshatsui

Hong Kong

Re: SOLOWIN HOLDINGS (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the Company’s shelf registration statement on Form F-3 (File No. 333-282552) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on 8 November 2024 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the base prospectus contained in the Registration Statement (the “Base Prospectus”) and the prospectus supplement filed with the Commission on 9 February 2026 (collectively the “Prospectus Supplements” and collectively with the Base Prospectus, the “Prospectus”) in connection with an offering (the “Offering”) by the Company of (i) up to US$5,415,000 of class A ordinary shares, US$0.0001 par value per share (the “Class A Ordinary Shares”), and (ii) certain Class A Ordinary Shares as pre-delivery shares as detailed therein (the “Pre-Delivery Shares”) pursuant to the Securities Purchase Agreement (as defined below).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of the following documents:

1.1	the Registration Statement;

1.2	the Prospectus;

1.3	a securities purchase agreement made between (1) the Company, and (2) STREETERVILLE CAPITAL, LLC dated 9 February 2026 (the “Securities Purchase Agreement”);

Partners: Piers J. Alexander, Crystal C. Au-Yeung, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.4	the second amended and restated memorandum of association and second amended and restated articles of association (the “Current M&A”), each certified by the Secretary of the Company on 4 February 2026;

1.5	the resolutions in writing of all the directors of the Company dated 7 October 2024 and 6 February 2026 (collectively, the “Resolutions”);

1.6	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 9 February 2026 (the “Certificate Date”); and

1.7	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the capacity, power and authority of each of the parties to the Securities Purchase Agreement other than the Company, to enter into and perform its respective obligations under the Securities Purchase Agreement;

2.4	the accuracy and completeness of all factual representations made in the Securities Purchase Agreement, the Registration Statement, the Prospectus and other documents reviewed by us;

2.5	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.6	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7	that upon the issue of the Class A Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value of the Class A Ordinary Shares;

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2.8	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission;

2.9	the validity and binding effect under the laws of the State of Utah, United States of America (the “Foreign Laws”) of the Securities Purchase Agreement which is expressed to be governed by such Foreign Laws in accordance with its terms;

2.10	the Company has not taken any action to appoint a restructuring officer;

2.11	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Class A Ordinary Shares;

2.12	that on the date of issuance of any of the Class A Ordinary Shares, the Company will have sufficient authorised but unissued Class A Ordinary Shares; and

2.13	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the Securities Purchase Agreement.

3.	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

4.	OPINIONS

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2	When issued and paid for as contemplated in the Securities Purchase Agreement, the Registration Statement and the Prospectus, the Class A Ordinary Shares (including the Pre-Delivery Shares) will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

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We hereby consent to the filing of this opinion as an exhibit to the Company’s report filing on Form 6-K with the Commission, which will be incorporated by reference into and deemed part of the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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